Exhibit 4.1

NUMBER SII-04592 SHARES Synutra International, Inc. SYNUTRA INTERNATIONAL INC. SEAL FEB. 23 2004 DELAWARE INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Authorized Common Stock: 250000,000 Shares Par Value $.0001 COMMON STOCK SEE REVERSE FOR CERTAIN DEFINMONS CUSIP 87164C 10 2 This Certifies that Is the registered holder of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0001, OF Synutra International, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until counter signed by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: SEAL FEB.21 2004 SECRETARY PRESIDENT TRANSFER AGENT AND REGISTRAR. By COMPUTERSHARE TRUST COMPANY, N.A. AUTHORIZED SIGNATURE

Synutra International, Inc. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT — as tenants by the entireties IT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF 01Ff MIN ACT— Custodian (Cust) Minor) under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT (cust) Custodian (until age under Uniform Transfer (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. For Value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING POSTAL L(PI. ODE. (IF ASSIGNEE Shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE (N EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE l7Ad-15.